SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2005

Cox Radio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12187	58-1620022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6205 Peachtree Dunwoody Road Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 645-0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2005, the Board of Directors of Cox Radio (the Board) appointed Jimmy W. Hayes as a member of the Board, effective immediately, increasing the Board to nine members. Mr. Hayes will serve as a member of each of the executive and community relations committees of the Board.

Mr. Hayes currently is an Executive Vice President of Cox Enterprises, Inc. (CEI), and CEI indirectly owns approximately 62% of Cox Radio’s common stock and has approximately 94% of the voting power of Cox Radio. The information required by this Item with respect to certain transactions between Cox Radio and CEI is hereby incorporated by reference to the section captioned “Certain Transactions” in Cox Radio’s definitive proxy statement on Schedule 14A filed April 1, 2005, and a copy of this disclosure is being filed as Exhibit 99.1 with this report.

Cox Radio issued a press release announcing the appointment of Mr. Hayes, and a copy of this release is being filed as Exhibit 99.2 with this report.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit:

99.1	Section captioned “Certain Transactions” from Cox Radio’s definitive proxy statement on Schedule 14A filed April 1, 2005

99.2	Press Release dated December 6, 2005, announcing the election of Jimmy Hayes to Cox Radio’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COX RADIO, INC.

Date: December 7, 2005	By:	/s/ Neil O. Johnston
	Name:	Neil O. Johnston
	Title:	Vice President and
Chief Financial Officer